Exhibit 5.4

WEGMAN HESSLER & VANDERBURG

Legal Professional Association 6055 Rockside Woods Boulevard, Suite 200 Cleveland, OH 44131 Telephone: (216) 642-3342 Facsimile: (216) 642-8826 www.wegmanlaw.com

February 17, 2010

Headwaters Incorporated

10653 South River Front Parkway, Suite 300

South Jordan, UT 84095

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel in the State of Ohio to MTP, Inc., an Ohio corporation (“MTP”), Dutch Quality Stone, Inc., an Ohio corporation (“Dutch”), and Stonecraft Manufacturing, LLC, an Ohio limited liability company (“Stonecraft”) (each of MTP, Dutch and Stonecraft an “Ohio Guarantor” and collectively the “Ohio Guarantors”) in connection with the Registration Statement on Form S-4 (as amended, the “Registration Statement”) filed by Headwaters Incorporated, a Delaware corporation (the “Issuer”), the Ohio Guarantors and the other registrant guarantors named therein with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance by the Issuer of up to $328,250,000 aggregate principal amount of 11 3/8% Senior Secured Notes due 2014 (the “Exchange Notes”) and the issuance by the Ohio Guarantors and other guarantors of the guarantees (each a “Guaranty” and collectively, the “Guaranties”) with respect to the Exchange Notes. The Exchange Notes and the Guaranties will be issued pursuant to an Indenture dated as of October 27, 2009, (the “Indenture”), among the Issuer, the Ohio Guarantors, the other guarantors party thereto and Wilmington Trust FSB, as trustee. The terms of the Guaranties and any capitalized terms used but not defined herein are contained in the Indenture. At your request, this opinion is being provided to you.

February 17, 2010

In rendering the opinions hereinafter set forth, we have examined and relied on the original, or a copy, certified or otherwise, represented to us to be an execution copy thereof, of each of the following documents:

(a) the Indenture;

(b) a copy of the Articles of Incorporation of MTP and Dutch and a copy of the Articles of Organization of Stonecraft filed with the Secretary of State of Ohio (collectively the “Articles”);

(c) a copy of the Code of Regulations of MTP and Dutch and a copy of the Operating Agreement of Stonecraft (collectively the “Bylaws”);

(d) Written Consent of the Sole Director of MTP dated October 27, 2009, Written Consent of the Sole Director of Dutch dated October 27, 2009 and Written Consent of the Sole Manager of Stonecraft dated October 27, 2009;

(e) Secretary’s Certificate of the Ohio Guarantors dated January 15, 2010; and

(f) Certificate of Good Standing as to MTP issued by the Ohio Secretary of State on January 7, 2010, Certificate of Good Standing as to Dutch issued by the Ohio Secretary of State on January 7, 2010 and Certificate of Good Standing as to Stonecraft issued by the Ohio Secretary of State on January 7, 2010 (collectively the “Good Standing Certificates”).

In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to questions of fact not independently verified by us we have relied, to the extent we deemed appropriate, upon representations and certificates of officers of each of the Ohio Guarantors, public officials and other appropriate persons (the “Certificates”).

We are qualified to practice law in the State of Ohio and we do not purport to be experts on any laws other than the laws of the State of Ohio and the Federal laws of the United States. In connection with our opinions expressed in paragraphs 1 and 2 below, we have exclusively relied upon the Good Standing Certificates of the Secretary of the State of Ohio. We do not purport to be experts on the laws of any countries other than the United States and provide no opinion with regard thereto, or the laws of any state other than the State of Ohio.

We do not purport to be experts relating to the securities laws of the State of Ohio and we provide no opinion with regard thereto. Moreover, we do not purport to be experts relating to the securities laws of the United States, including, but not limited to, the Securities Act of 1933, as amended (“Securities Act”) and all regulations and rules enacted and promulgated thereunder (including, but not limited to Regulation S and Rule 144A under the Securities Act) and/or the Exchange Act of 1934, as amended (“Exchange Act”) and all regulations and rules promulgated thereunder, and we provide no opinion with regard thereto. Further, we provide no opinion regarding whether the Exchange Notes are exempt from registration under the securities laws

February 17, 2010

and Blue Sky laws of the State of Ohio, the Securities Act and all regulations and rules enacted and promulgated thereunder, the Exchange Act as amended and all regulations and rules promulgated thereunder and/or all other securities laws of the United States.

We have neither examined nor requested an examination of the indices or records of any court or governmental or other agency, authority, instrumentality or entity, nor have we made inquiry of any person or entity, except as expressly set forth in this opinion. In addition, we have not independently verified or investigated the accuracy or completeness of any factual information and, because the scope of our examination did not include such verification, we assume no responsibility for the accuracy or completeness of any such information. In all instances where any opinion herein is qualified “to our knowledge” or that “we have no knowledge”, we have relied solely on the Certificates and the absence of any contrary knowledge by the attorneys of our firm and we have not made (nor do we acknowledge any duty to make) any independent or other investigation with respect thereto, although nothing has come to our attention that leads us to question the accuracy or completeness of such representations or the Certificates.

Subject to the foregoing assumptions and qualifications and as further set forth below, we are of the opinion that:

1. MTP and Dutch are corporations duly formed, validly existing and in good standing under the laws of the State of Ohio, and each has the corporate power and authority to execute and deliver the Indenture and perform its obligations thereunder.

2. Stonecraft is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Ohio, and has the requisite power and authority to execute and deliver the Indenture and perform its obligations thereunder.

3. Each Ohio Guarantor has taken all necessary corporate and/or limited liability company action, as applicable, to authorize the execution, delivery and performance by each Ohio Guarantor of the Indenture, and the execution, delivery and performance of the Indenture, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary and proper action under the Articles and Bylaws of such Ohio Guarantor.

4. The execution and delivery of the Guaranty by each Ohio Guarantor has been duly authorized by each Ohio Guarantor.

5. Except as set forth herein regarding compliance with securities laws for which we are not providing any opinion related thereto, no consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any governmental body, agency or official of the State of Ohio is required by any Ohio Guarantor solely as a result of the execution, delivery or performance by such Ohio Guarantor of the Indenture. Notwithstanding the foregoing, we

February 17, 2010

provide no opinion regarding the securities laws of the State of Ohio, the Securities Act and all regulations and rules enacted and promulgated thereunder, the Exchange Act and all regulations and rules promulgated thereunder, other securities laws of the United States and/or with respect to filings, registrations or exemptions under the Securities and Exchange Commission or State of Ohio securities authorities.

6. Except as set forth herein regarding compliance with securities laws for which we are not providing any opinion related thereto, the execution and delivery by each Ohio Guarantor of the Indenture to which each Ohio Guarantor is a party, the performance of the obligations of each Ohio Guarantor thereunder and the consummation of the transactions contemplated thereby, (a) do not and will not violate the laws (including rules, regulations and executive orders thereunder) of the State of Ohio, and (b) do not and will not violate the Articles or Bylaws of such Guarantor.

The foregoing opinions are subject to the following and further assumptions, exceptions, qualifications and limitations:

(a) Our opinions concerning the Indenture and/or the Guaranties executed by the Ohio Guarantors (collectively the “Transaction Documents”) and any of the rights granted to any other party (collectively the “Other Parties”) to the Transaction Documents are subject to and affected by (i) bankruptcy, avoidance, insolvency, reorganization, moratorium and other laws affecting the rights and remedies of creditors generally including, without limitation, all statutory and other laws relating to fraudulent conveyances, and (ii) general principles of equity (regardless of whether the enforceability of such rights is considered in a proceeding in equity or at law).

(b) We express no opinion as to the title of ownership of the collateral contemplated as security by the Transaction Documents, nor the priority of the security interest in such collateral, as contemplated by the Transaction Documents.

(c) We understand that you have considered the applicability of fraudulent transfer laws to the transactions contemplated by the Transaction Documents, including the “upstream” subsidiary Guarantees of the Ohio Guarantors, as to which laws we express no opinion, and you have satisfied yourself with respect thereto.

We bring to your attention the fact that our legal opinions are an expression of professional judgment and are not a guarantee of a result. We do not undertake to advise you of matters which may come to our attention subsequent to the date hereof which may effect our legal opinions expressed herein. This letter does not constitute a waiver of any matters subject to the attorney-client privilege as relates to each Ohio Guarantor.

February 17, 2010

We understand that you will rely as to matters of Ohio law, as applicable, upon this opinion in connection with the matters set forth herein. In addition, we understand that Pillsbury Winthrop Shaw Pittman LLP (“Pillsbury”) will rely as to matters of Ohio law, as applicable, upon this opinion in connection with an opinion to be rendered by Pillsbury on the date hereof relating to the Ohio Guarantors. In connection with the foregoing, we hereby consent to your and Pillsbury’s relying as to matters of Ohio law, as applicable, upon this opinion.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus included in the Registration Statement. The opinions expressed herein are as of the date hereof (and not as of any other date), and we make no undertaking to amend or supplement such opinions as facts and circumstances come to our attention or changes in the law occur, in each case after the date of effectiveness of the Registration Statement, which could affect such opinions.

Very truly yours,

/s/ WEGMAN, HESSLER & VANDERBURG